UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2023

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850
Dallas, Texas 75201
(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On August 1, 2023, Beneficient, a Nevada corporation (the “Company”), through one of its subsidiaries, closed a liquidity financing transaction with a customer with respect to alternative assets with a net asset value (“NAV”) of approximately $37.6 million as of March 31, 2023 (the “Transaction”). Pursuant to the Transaction, the Company’s customized trust vehicles acquired alternative assets, and in exchange for such alternative assets, the customer received (i) 3,768,995 shares of the Company’s Series B-1 Resettable Convertible Preferred Stock, par value $0.001 per share (the “Series B-1 Preferred Stock”), with such Series B-1 Preferred Stock being convertible into shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and (ii) 942,249 warrants to purchase, at an exercise price of $11.50 per share, one share of Class A Common Stock and one share of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock” and such warrants, the “Warrants”).

The issuance of the Series B-1 Preferred Stock and the Warrants pursuant to the Transaction were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The Series B-1 Preferred Stock is convertible into Class A Common Stock initially at a conversion price of $5.46 per share (the “Conversion Price”). The Conversion Price is subject to reset from time to time and a floor price of $2.73 per share. A maximum of 13,805,842 shares of Class A Common Stock may be issued upon conversion of the Series B-1 Preferred Stock. The information in Item 5.03 concerning the material terms of the Series B-1 Preferred Stock is incorporated by reference herein.

The Warrants are exercisable for an aggregate of 942,249 shares of Class A Common Stock and 942,249 shares of Series A Preferred Stock, and the Series A Preferred Stock is convertible into an aggregate of 235,562 shares of Class A Common Stock.

Item 3.03	Material Modifications to Rights of Security Holders.

The disclosure required by this Item 3.03 is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2023, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of Nevada, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the shares of the Series B-1 Preferred Stock. The material terms of the Series B-1 Preferred Stock are described below.

Optional Conversion

Each share of Series B-1 Preferred Stock is convertible at the option of the holder thereof upon two business days’ written notice to the Company into a number of shares of Class A Common Stock that is equal to $10.00 divided by Conversion Price then in effect as of the date of such notice (the “Conversion Rate”). The Conversion Price at issuance was $5.46. The Conversion Price shall be subject to reset on each date (each such date, a “Reset Date”) that is 30, 60, 90, 120 and 180 calendar days following the date of issuance of the Series B-1 Preferred Stock (the “Original Issue Date”). On the relevant Reset Date, if the five day trailing volume weighted average priced of the Class A Common Stock as of the Reset Date (the “Prevailing Market Price”) is less than the initial Conversion Price, the Conversion Price shall be adjusted on such Reset Date (taking into account any adjustments to the Conversion Price which may have occurred prior to the relevant Reset Date) to the Prevailing Market Price, provided that in no event shall the reset Conversion Price be lower than 50% of the initial Conversion Price, subject to customary adjustments for stock dividends, splits or combinations, reorganizations, recapitalizations or similar transactions.

Mandatory Conversion

Each outstanding share of Series B-1 Preferred Stock will automatically convert into a number of shares of Class A Common Stock (the “Mandatory Conversion”) at the Conversion Rate then in effect on the date (the “Mandatory Conversion Date”) that is the earliest to occur of: (a) 210 calendar days after the Original Issue Date, if either the Company has filed all annual reports on Form 10-K and quarterly reports on Form 10-Q that are then required to have been filed by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a resale registration statement with respect to the shares of Class A Common Stock underlying the Series B-1 Preferred Stock (the “Resale Registration Statement”) has become effective and is in full force and effect at the time of such Mandatory Conversion, (b) if the conditions of clause (a) are not met on the date that is 210 calendar days following the Original Issue Date, the first date thereafter on which any shares of Series B-1 Preferred Stock may be resold pursuant to Rule 144 under the Securities Act or the Resale Registration Statement has become effective and (c) the one year anniversary of the Original Issue Date. The Series B-1 Preferred Stock shall not convert into Class A Common Stock to the extent such conversion would cause a holder to exceed 9.99% (the “Beneficial Ownership Limitation”) of the number of shares of the Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon conversion of Series B-1 Preferred Stock held by the applicable holder, and to the extent a conversion would cause a holder to exceed the Beneficial Ownership Limitation, the conversion of the portion of such conversion that would exceed the Beneficial Ownership Limitation shall be delayed until the first day the conversion of such portion would not cause the holder to exceed the Beneficial Ownership Limitation. Further, to the extent any such share of Series B-1 Preferred Stock has not otherwise automatically converted into shares of Class A Common Stock, the Conversion Price for such shares shall be subject to additional resets on each date that is 240, 270, 300, 330 and 360 calendar days following the Original Issue Date.

Ranking

Series B-1 Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (a) senior to the Company’s Class A Common Stock and Class B Common Stock, par value $0.001 per share; (b) pari passu with the Company’s Series A Preferred Stock; (c) senior, pari passu or junior with respect to any other series of preferred stock, as set forth in the Certificate of Designation with respect to such preferred stock; and (d) junior to all existing and future indebtedness of the Company.

Liquidation Preference

In the event of any liquidation or dissolution of the Company, no distributions of available funds and assets will be made to the holders of capital stock junior to the Series B-1 Preferred Stock until the holders of Series B-1 Preferred Stock receive a per share amount equal to $10.00.

Dividends

Dividends will be paid on the Series B-1 Preferred Stock on an as-converted basis when, as, and if paid on the Class A Common Stock.

Voting Rights

Except as required by law, the holders of Series B-1 Preferred Stock shall not be entitled to vote at any meeting of the stockholders for election of members of the Board of Directors of the Company or for any other purpose or otherwise to participate in any action taken by the Company or the stockholders thereof, or to receive notice of any meeting of stockholders.

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 2, 2023, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as expressly set forth in such filing.

Item 9.01	Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Series B-1 Resettable Convertible Preferred Stock.

99.1	Press Release of Beneficient issued August 2, 2023 (furnished pursuant to Item 7.01).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Executive Vice President and Chief Legal Officer

Dated: August 2, 2023